UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

______________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

On February 28, 2019, we held additional closings in our private placement offering of common stock, par value $0.0001 per share (the “Common Stock”). As disclosed in our Current Report on Form 8-K filed February 21, 2019, we have previously accepted subscriptions of $1,154,500 for a total of 46,180,000 shares of Common Stock. The additional closings held February 28, 2019 were for an additional $679,553 for an additional 25,118,628 shares of Common Stock. In total, we have accepted subscriptions in the amount of $1,834,053 for a total of 71,298,628 shares of Common Stock. The offer and sale of these shares was made solely to "Accredited Investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). We engaged in no general solicitation or advertising with regard to the offering. Accordingly, the offer and sale of these shares was exempt under Rule 506 of Regulation D under the Securities Act.

Following the issuance of common stock as described above, our total issued and outstanding common stock will be 195,315,832 shares.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement for Common Stock(1)

 (1) Incorporated by reference to Current Report on Form 8-K filed February 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: February 28, 2019	By:	/s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer